Exhibit 24.2

POWER OF ATTORNEY

I, Jorge Junquera, a manager of EVERTEC, LLC (“EVERTEC”) and a director of EVERTEC Finance Corp. (“Finance Corp.” and, together with EVERTEC, the “Companies”) hereby constitute and appoint Peter Harrington, Juan J. Román, Luisa Wert Serrano and Scott I. Ross, and each of them, my true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for me and my name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to the Registration Statement on Form S-4 (Registration No. 333-182006) initially filed with the Securities and Exchange Commission on June 8, 2012, to sign any registration statement filed by the Companies pursuant to Rule 424(b) of the Securities Act of 1933, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as I might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed below by Jorge Junquera in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Jorge Junquera Jorge Junquera	Manager of EVERTEC, LLC	July 13, 2012

/s/ Jorge Junquera Jorge Junquera	Director of EVERTEC Finance Corp.	July 13, 2012